Exhibit 99.1

Monster Worldwide Reports Third Quarter and Nine Months 2006 Results

Revenue Increases 38% to $286 Million

Income from Continuing Operations Reaches $40 Million, or $0.31 Per Diluted Share

Net Loss, Including Discontinued Operations, of $0.64 Per Diluted Share

Net Cash Increases to $548 Million from $449 Million at June 30, 2006

Company Provides Update on Historical Stock Options Grant Review

New York, October 25, 2006—Monster Worldwide, Inc. (NASDAQ:MNST) today reported financial results for the third quarter and nine months ended September 30, 2006.

“We are pleased to report yet another quarter of significant revenue growth and strong earnings performance.  Our strong operating and financial results reflect superior execution by our sales, product and customer service teams across the organization,” said William Pastore, Chief Executive Officer and President of Monster Worldwide. “The quarter’s results were driven by accelerated revenue growth of 73% in the International segment, which now represents almost one-third of Monster Careers revenue, and a 49% increase in revenue in our Internet Advertising & Fees business.  Following the sale of our North American recruitment advertising agency during the quarter, our transformation into a global business singularly focused on Monster and the Internet is now complete.  Monster is better positioned to capitalize on the opportunities inherent in the high growth interactive market.  We continue to operate efficiently in serving our expanding customer base and enhancing the job seeker experience, all while investing in our business for future growth.  The long term opportunity in front of Monster today looks as large and exciting as it ever has, and we intend to capitalize on Monster’s global reach and healthy financial condition to innovate continuously, expand our seeker and employer customer base, and deliver attractive returns for shareholders.”

Third Quarter 2006 Results

Monster Worldwide revenue grew 38% overall and 33% organically to $285.9 million in the 2006 third quarter from $206.8 million in the comparable quarter of 2005.  Results exclude the TMP Worldwide Advertising & Communications business in North America which was sold on August 31, 2006, and is reflected as discontinued operations for all periods presented.

Monster Careers revenue increased 37% to $244.3 million compared to $178.9 million in the third quarter of 2005.  Internet Advertising & Fees revenue grew to $41.6 million, a 49% gain over the $27.9 million reported in last year’s comparable quarter.

Monster’s deferred revenue balance at September 30, 2006 was $346.7 million, representing a 41% increase from last year’s third quarter balance of $246.8 million.

Income from continuing operations was $40.1 million while diluted earnings per share from continuing operations were $0.31 in the third quarter of 2006.  Reflecting the loss on the disposal of the TMP Worldwide North American Advertising & Communications business, the loss from discontinued operations, net of tax, was $123.9 million, and includes approximately $133 million of goodwill and other intangibles included in the net assets sold.  As a result, the net loss for the third quarter of 2006 was $83.8 million, or $0.64 per diluted share.

At September 30, 2006, the Company’s net cash position was $548.4 million compared with $449.2 million at June 30, 2006.

Nine Months 2006 Results

Monster Worldwide reported total revenue of $818.1 million for the nine months ended September 30, 2006 compared to $594.5 million in the comparable period last year, a

38% increase.  Monster Careers revenue grew 37% to $706.1 million compared with $515.7 million in the 2005 nine month period.  Internet Advertising and Fees reported revenue of $112.0 million, an increase of 42% over the prior year period.  For the nine months ended September 30, 2006, Monster Worldwide reported income from continuing operations of $113.4 million, or $0.86 per diluted share and, after the loss from discontinued operations, reported a net loss of $1.9 million or $0.01 per diluted share.

Update to Historical Stock Options Grant Review

Due to the ongoing independent review and the potential impact of stock-based compensation expense and related tax matters in prior periods, the Company is not providing full comparative GAAP financial results for the three and nine months ended September 30, 2005, and is providing only selected cash flow and balance sheet data for 2006.

As previously disclosed, a committee of independent members of the Board of Directors, (the “Special Committee”) with assistance of outside legal counsel, has been conducting an internal review and analysis of all stock options previously issued by Monster Worldwide.  Although the Special Committee has not yet completed its review, the Company anticipates that a conclusion of the investigation will indicate that the exercise price of a substantial number of stock option grants during the period under review differed from the fair market value of the underlying shares on the recorded measurement date.  The Company is still conducting its accounting analysis and has not yet determined the impact of these differences on the Company’s historical financial statements.  However, the Company expects that it will restate its previously filed financial statements for the years 1997 through 2005.  The Company believes that the anticipated restatements will not have a material impact on 2006 earnings.

Accordingly, the Company’s Board of Directors concluded that the Company’s previously issued financial statements and other historical financial information and related disclosures relating to periods through December 31, 2005 contained in the Company’s filings with the Securities and Exchange Commission, including applicable reports of its independent registered public accounting firm and press releases, should not be relied upon.

Additionally, a NASDAQ Listing Qualifications Panel has granted the Company’s request for continued listing of the Company’s securities on The NASDAQ Stock Market.  Monster Worldwide’s continued listing is subject to certain conditions, including: (1) on or before December 13, 2006, the Company must file its Form 10-Q for the quarter ended June 30, 2006, as well as any necessary restatements; and (2) on or about November 3, 2006, the Company must submit to NASDAQ additional information regarding the Company’s independent review of its historical stock option practices and related accounting.

Recent Developments

•                  Monster Worldwide Promotes William Pastore to Chief Executive Officer; Andrew McKelvey Resigns After 39 Years of Service

On October 9, 2006, Monster Worldwide announced that its Board of Directors promoted William Pastore to the position of Chief Executive Officer and appointed him to the Board of Directors.  Mr. Pastore, who joined the Company in October 2002 as Chief Operating Officer, has directed all of the Company’s operations, overseeing strategic planning and tactical execution in North America, Europe and Asia.  Mr. McKelvey will remain on the Company’s Board of Directors and has been elected Chairman Emeritus.  In addition, the Board of Directors established an Executive Committee of the Board, consisting of independent directors Sal Iannuzzi, Chairman of the Executive Committee, John Gaulding and Ron Kramer.

•                  Monster Forms Strategic Alliance With Newspaper Publisher In Akron, Ohio

Monster Worldwide announced its second strategic newspaper alliance designed to drive local market growth.   Similar in structure to Monster’s recent alliance with Philadelphia Media Holdings, LLC, the alliance with the Akron Beacon Journal will bring online and offline recruitment services to employers and job seekers across northeast Ohio.  The centerpiece of this alliance is a co-branded job search and recruitment website combining the strength of Monster’s brand and product portfolio with the local expertise and distribution clout of Akron’s sole daily newspaper, the Akron Beacon Journal, and its website, www.ohio.com, which also covers the greater Cleveland market.  The alliance was announced on October 18, 2006.

•                  Monster Worldwide Sells Remaining TMP Worldwide Advertising & Communications Business

On August 31, 2006, Monster Worldwide sold its TMP Worldwide Advertising & Communications business in North America.  The sale completed the divestiture of Monster Worldwide’s global recruitment advertising agency business and allows Monster to focus its resources on the continued global growth of its brand.

•                  Monster Launches In Two New International Markets: Mexico and the Gulf Region

In August 2006, Monster announced the launch of Monster Mexico (www.monster.com.mx) as well as an exclusive site for the Gulf Region serving eight countries: United Arab Emirates, Kingdom of Saudi Arabia, Kuwait, Oman, Bahrain, Qatar, Jordan and Lebanon (www.monstergulf.com).  Leveraging its global brand, product knowledge and longstanding recruitment industry expertise, Monster will work closely with the job seeker and employment communities in Mexico and the Middle East to expand the online recruitment industry, while developing solutions that best meet the local needs of these high growth economies and job markets.

Business Outlook

“Monster continued to show strong, balanced revenue growth and gained market share in the third quarter,” said Lanny Baker, Monster’s Chief Financial Officer.  “Entering the fourth quarter of 2006, we anticipate total revenue growth in the low 30% range reflecting healthy global demand for our online services.  We expect to incur a one-time operating expense of $4 million pre-tax, or $0.02 per share, in the fourth quarter related to corporate right sizing.  This initiative will significantly reduce expenses and will support greater operating efficiencies beginning in 2007.  Monster has incurred approximately $4.5 million year to date in legal and consulting expenses related to the independent review of the Company’s historical stock option practices.  The fourth quarter outlook anticipates ongoing expenses related to the review.”

$’s in millions, except per share amounts	Fourth Quarter 2006	Full Year 2006

Revenue	$290- $298	$1,108- $1,116

Diluted EPS from continuing operations	$0.32 - $0.33	$1.18 - $1.19

The preceding forward-looking statements regarding our business outlook reflect Monster Worldwide’s expectations as of October 25, 2006.  These expectations do not include the effect of any future acquisitions or dispositions, the outcome of the ongoing investigations or litigation relating to past stock options grants, or factors outside of our control, which may have an impact on future financial results and are subject to the Special Note regarding forward-looking statements elsewhere in this release.

Supplemental Financial Information

The Company has made available certain supplemental financial information, in a separate document that can be accessed directly at http://www.monsterworldwide.com/Q306.pdf or through the Company’s Investor Relations website at http://ir.monsterworldwide.com.

Conference Call Information

Third quarter 2006 results will be discussed on Monster Worldwide’s quarterly conference call taking place on October 25, 2006 at 10:00 AM EDT.  To join the conference call, please dial in on (888) 551-5973 at 9:50 AM EDT and reference conference ID#: 7917213.   For those outside the United States, please call in on (706) 643-3467 and reference conference ID#: 7917213.  The call will begin promptly at 10:00 AM EDT.  Individuals can also access Monster Worldwide’s quarterly conference call online through the Investor Relations section of the Company’s website at www.monsterworldwide.com.  For a replay of the call, please dial (800) 642-1687 or for outside the US dial (706) 645-9291 and reference ID # 7917213.  This number is valid until midnight on November 1, 2006.

Contacts

Investors and Media:  Robert Jones, (212) 351-7032, bob.jones@monsterworldwide.com

Media: Kathryn Burns, (212) 351-7063, kathryn.burns@monsterworldwide.com

About Monster Worldwide

Founded in 1967, Monster Worldwide, Inc. is the parent company of Monster®, the leading global online careers and recruitment resource. Headquartered in New York with approximately 4,600 employees and operating in 35 countries, Monster Worldwide (NASDAQ: MNST) is a member of the S&P 500 Index and the NASDAQ 100. More information about Monster Worldwide is available at www.monsterworldwide.com.

Note on Discontinued Operations

On August 31, 2006 the Company sold its TMP Worldwide Advertising & Communications business in North America.  Accordingly, all of the operating results of such business have been reclassified to discontinued operations for all periods presented.

Notes Regarding the Use of Non-GAAP Financial Measures

Monster Worldwide, Inc. (the “Company”) has provided certain non-GAAP financial information as additional information for its operating results.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies.  The Company believes that its presentation of non-GAAP measures, such as operating income before depreciation and amortization and net cash, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.  In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes.

Operating income before depreciation and amortization is defined as income from operations before depreciation, amortization of intangible assets and amortization of stock based compensation. The Company considers operating income before depreciation and amortization to be an important indicator of its operational strength. This measure eliminates the effects of depreciation, amortization of intangible assets and amortization of stock based compensation from period to period, which the Company believes is useful to management and investors in evaluating its operating performance.  Operating income before depreciation and amortization is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Net cash is defined as cash and cash equivalents plus marketable securities, less total debt.  The Company considers net cash to be an important measure of liquidity and an indicator of its ability to meet its ongoing obligations.  The Company also uses net cash, among other measures, in evaluating its choices for capital deployment.  Net cash presented herein is a non-GAAP measure and may not be comparable to similarly titled measures used by other companies.

Special Note:  Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of

Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve certain risks and uncertainties, including statements regarding the Company’s strategic direction, prospects and future results. These expectations do not include the effect of, the outcome of the ongoing investigations or litigation relating to past stock options grants. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions, competition, seasonality and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended September 30,	Nine Months Ended September 30,
	2006	2006

Revenue	$285,855	$818,060

Salaries and related	106,838	297,253
Office and general	51,113	141,685
Marketing and promotion	68,077	207,088
Total operating expenses	226,028	646,026

Operating income	59,827	172,034

Interest and other, net	5,012	12,082

Income from continuing operations before income taxes and equity interest	64,839	184,116

Income taxes	22,692	65,180
Losses in equity interest	(2,054)	(5,579)

Income from continuing operations	40,093	113,357

Loss from discontinued operations, net of tax	(123,910)	(115,295)

Net loss	$(83,817)	$(1,938)

Basic earnings (loss) per share:

Earnings per share from continuing operations	$0.31	$0.89
Loss per share from discontinued operations, net of tax	(0.96)	(0.90)
Basic earnings (loss) per share*	$(0.65)	$(0.02)

Diluted earnings (loss) per share:

Earnings per share from continuing operations	$0.31	$0.86
Loss per share from discontinued operations, net of tax	(0.95)	(0.88)
Diluted earnings (loss) per share*	$(0.64)	$(0.01)

Weighted average shares outstanding:

Basic	128,484	127,938

Diluted	130,827	131,224

Operating income before depreciation and amortization:

Operating income	$59,827	$172,034
Depreciation and amortization of intangibles	9,088	30,015
Amortization of stock based compensation	2,943	8,395

Operating income before depreciation and amortization	$71,858	$210,444

* - Basic and diluted earnings (loss) per share for the nine months ended September 30, 2006 do not add due to rounding.

MONSTER WORLDWIDE, INC.

SELECTED CASH FLOW AND BALANCE SHEET DATA

(unaudited, in thousands)

	Three Months Ended September 30,	Three Months Ended June 30,	Three Months Ended March 31,	Nine Months Ended September 30,
	2006	2006	2006	2006
Selected Cash Flow Data: provided by (used for)

Depreciation and amortization of intangible assets	$9,088	$11,155	$9,772	$30,015

Capital expenditures	(12,825)	(16,127)	(9,416)	(38,368)
Changes in marketable securities, net	(83,313)	(202,236)	(96,989)	(382,538)
Payments for acquisitions and intangible assets, net of cash acquired	(631)	(24,312)	(23,655)	(48,598)
Cash funded to equity investee	(2,400)	(4,800)	—	(7,200)
Net proceeds from sale of businesses	36,205	32,950	—	69,155
Investment in unconsolidated affiliate	—	—	(19,936)	(19,936)

Proceeds from employee stock options	60	31,571	59,594	91,225
Repurchase of common stock	—	(5,879)	(8,537)	(14,416)
Structured stock repurchase, net	—	—	(22,758)	(22,758)

	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005
Selected Balance Sheet Data:

Cash and cash equivalents	$62,788	$47,059	$166,035	$196,597

Marketable securities	506,285	422,972	221,019	123,747

Deferred revenue	346,706	349,034	343,329	327,429

Debt	20,659	20,820	24,882	47,056

MONSTER WORLDWIDE, INC.

UNAUDITED OPERATING SEGMENT INFORMATION

(in thousands)

	MONSTER
Three Months Ended September 30, 2006	Careers - North America	Careers - International	Internet Advertising & Fees	Total	Corporate Expenses	Total

Revenue	$166,910	$77,382	$41,563	$285,855		$285,855
Operating income	57,193	4,997	11,843	74,033	$(14,206)	59,827
OIBDA	62,114	8,248	13,504	83,866	(12,008)	71,858

Operating margin	34.3%	6.5%	28.5%	25.9%		20.9%
OIBDA margin	37.2%	10.7%	32.5%	29.3%		25.1%

	MONSTER
NIne Months Ended September 30, 2006	Careers - North America	Careers - International	Internet Advertising & Fees	Total	Corporate Expenses	Total

Revenue	$489,724	$216,347	$111,989	$818,060		$818,060
Operating income	167,349	7,765	33,892	209,006	$(36,972)	172,034
OIBDA	182,103	20,036	39,347	241,486	(31,042)	210,444

Operating margin	34.2%	3.6%	30.3%	25.5%		21.0%
OIBDA margin	37.2%	9.3%	35.1%	29.5%		25.7%

Historical Revenue:

Three Months Ended September 30, 2005	$134,094	$44,837	$27,903	$206,834	$—	$206,834

Nine Months Ended September 30, 2005	$383,802	$131,934	$78,723	$594,459	$—	$594,459